UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address of principal executive offices, including zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 15, 2017, following approval by the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) and the Compensation Committee of the Board (the “Committee”), the Company (i) entered into a new employment agreement (the “Employment Agreement”) with Michael L. Baur, the Company’s Chief Executive Officer, (ii) entered into a first amendment (the “Amendment”) to that certain amended and restated employment agreement, effective July 1, 2014, between the Company and Gerald Lyons, the Company’s Acting Chief Financial Officer, Senior Vice President and Corporate Controller (the “Lyons Employment Agreement”), and (iii) approved the ScanSource, Inc. Executive Severance Plan (the “Severance Plan”). The Employment Agreement replaces Mr. Baur’s current amended and restated employment agreement, which expires June 30, 2017. The Amendment extends the term of the Lyons Employment Agreement, which was set to expire on June 30, 2017, to June 30, 2018, among other changes as discussed below. The effective date of the Amendment is June 15, 2017. The Employment Agreement and the Severance Plan become effective July 1, 2017. The Employment Agreement has a term of three years, and provides for automatic one-year renewals unless 180 days’ prior notice of non-renewal is given to the other party following the initial term. The Severance Plan was established to provide severance and other benefits to certain executives selected by the Committee to participate in the Severance Plan. The following summary of the Employment Agreement, the Amendment and the Severance Plan is not complete and is qualified in its entirety by reference to the full text of such agreement, amendment and plan, copies of which are attached as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Baur’s Employment Agreement provides for, among other things, (i) a base salary of $875,000 per year; (ii) an annual target variable compensation opportunity of 150% of his base salary (with a maximum opportunity of 200% of target) based upon performance and the attainment of performance goals set by the Committee; (iii) consideration for inclusion in the Company’s annual equity grant program at a grant level opportunity of $2,250,000; and (iv) the opportunity to participate in the Company’s Nonqualified Deferred Compensation Plan by deferring up to 50% of base salary and/or up to 100% of annual variable compensation, with a match of 50% of deferred amounts to be made by the Company, up to a maximum of $200,000 per year. In addition, the Company will make additional payments to Mr. Baur’s deferred compensation account to cover the cost of future premiums for “access only” continuation coverage under the Company’s medical and dental plan following termination of employment until Mr. Baur attains age 65, and to cover the cost of coverage for years after age 65 assuming Mr. Baur is enrolled in Medicare Parts A, B and D, obtains a Medicare supplemental policy until age 80 and pays the full cost for such coverage.

Mr. Baur is also afforded other benefits in connection with his employment with the Company and pursuant to the Employment Agreement, including but not limited to life insurance, long-term disability and short-term disability.

Mr. Baur’s variable compensation opportunity is based upon the performance and attainment of performance goals to be established annually by the Committee. Mr. Baur’s annual equity award opportunity is subject to the Committee’s discretion and the terms of the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”), or any successor plan, and related equity award agreements, including but not limited to Committee discretion regarding the type(s) of such awards and the performance and/or service conditions applicable to such awards.

The Amendment extends the term of the Lyons Employment Agreement to June 30, 2018, and modifies the Lyons Employment Agreement’s restrictive covenant provisions to clarify that certain rights of Mr. Lyons regarding disclosure of confidential information and/or trade secrets are protected under certain circumstances.

The Employment Agreement and the Severance Plan also provide that if the employment of Mr. Baur or any executive selected by the Committee to participate in the Severance Plan (each, an “Executive” and together, the “Executives”), respectively, is terminated by the Company without cause, or if the Executive resigns for good reason, the Company will be required to pay or provide the Executive’s base salary earned through the date of termination. In addition, the Company will also be required to pay to the Executive in such instances any other amounts or benefits the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company in accordance with their terms. In such instances, the Company will also be required to provide severance benefits (“Severance Benefits”) to the Executive, subject to the Executive’s execution of a Release in a form provided in the Employment Agreement or the Severance Plan, as applicable, consisting of compensation equal to the average annual base salary and variable compensation earned by the Executive, including any amounts earned but deferred, in the last three fiscal years prior to the termination (the “Average Compensation Amount”), multiplied by a severance multiple, less withholdings. In the case of Mr. Baur, the severance multiple is equal to 2.5, and in the case of an Executive participating in the Severance Plan, the severance multiple will be set forth in a participation agreement between the Company and such Executive (a “Participation Agreement”), but such multiple may not exceed 2.5. In the event the termination occurs within 12 months after or prior to and in contemplation of certain change in control events, Mr. Baur will receive three times his Average Compensation Amount and, in the case of an Executive participating in the Severance Plan, such Executive will receive his Average Compensation Amount multiplied by his change in control multiple, as set forth in a Participation Agreement, but such multiple may not exceed 2.5. In addition, in the event that the Executive’s employment is terminated by the Company without cause, or if the Executive resigns for good reason, the Executive will be entitled to receive a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the Executive based on actual performance. For a period of up to twenty-four months following the date of such a termination (or in the case of Mr. Baur, until he attains 65 years of age), the Executives shall be entitled to participate in the Company’s medical and dental plans, with the Executive paying the full premium charged for such coverage subject to the terms of the Employment Agreement or the Severance Plan, as applicable. Upon the attainment of age 65, until age 80, the Company will provide funding to Mr. Baur for the cost of coverage assuming Mr. Baur is enrolled in Medicare Parts A, B and D, obtains a Medicare supplemental policy and pays the full cost for such coverage.

If the Executive’s employment is terminated for cause or if the Executive voluntarily terminates his employment during the term of the agreement, other than for good reason, the Company will only be obligated to provide any accrued amounts payable on the Executive’s annual base salary or any other amounts not previously paid, but earned, by the Executive as of the date of termination, and benefits under other plans in accordance with their terms. If the Executive dies, becomes disabled, or retires during the term of the Employment Agreement or the Severance Plan, as applicable, the Company will only be obligated to provide any accrued amounts payable on the Executive’s annual base salary or any other amounts not previously paid, but earned, by the Executive as of the date of termination, a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the Executive based on actual performance, and benefits under other plans in accordance with their terms.

If the Company does not renew the Employment Agreement, or enter into a new employment agreement with the same or similar terms after the end of the Employment Period, and Mr. Baur remains an employee of the Company in any capacity, Mr. Baur’s employment will be on an at-will basis, and Mr. Baur generally will be eligible to receive the same severance benefits set forth in the Employment Agreement.

In addition, each of the Employment Agreement and the Severance Plan, as applicable, requires the Executive not to, during the term of his employment and for a period of two years following the termination of such Executive’s employment: (a) compete with the Company; (b) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; or (c) solicit employees to leave the Company. Each of the Employment Agreement and the Severance Plan, as applicable, also requires the Executive not to use or disclose the Company’s confidential information or trade secrets during the term of his employment and for a period of five years thereafter or for so long as the trade secrets remain protected. In addition, the Company and each Executive agree not to disparage each other during the term of employment or for a period of five years thereafter. If an Executive breaches or threatens to breach such restrictions on conduct, the Company may immediately cease any severance benefits or refuse such payment and shall be entitled to recover from any such Executive any amounts previously paid as a severance benefit.

The Executive’s receipt of severance benefits will be subject to the Executive’s execution of a release of claims in a form customarily used by the Company upon a senior executive officer’s termination of employment.

The Employment Agreement and the Severance Plan provide that the Executive shall be subject to the Company’s Compensation Recovery Policy (clawback policy) and Stock Ownership and Retention Policy.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, effective July 1, 2017, between Michael L. Baur and ScanSource, Inc.

Exhibit 10.2	First Amendment to Amended and Restated Employment Agreement, effective June 15, 2017, between Gerald Lyons and ScanSource, Inc.

Exhibit 10.3	ScanSource, Inc. Executive Severance Plan (including form of Participation Agreement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: June 21, 2017	By:	/s/ Gerald Lyons
	Name:	Gerald Lyons
	Its:	Interim Chief Financial Officer, Senior Vice President, Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, effective July 1, 2017, between Michael L. Baur and ScanSource, Inc.

Exhibit 10.2	First Amendment to Amended and Restated Employment Agreement, effective June 15, 2017, between Gerald Lyons and ScanSource, Inc.

Exhibit 10.3	ScanSource, Inc. Executive Severance Plan (including form of Participation Agreement)

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